UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 5, 2005

PRESSURE BIOSCIENCES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(I.R.S. Employer Identification No.)

321 Manley Street, West Bridgewater, MA	02379
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1818
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 5, 2005, Pressure BioSciences, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Saul Holdings Limited Partnership, pursuant to which the Company will lease  approximately 2,784 square feet of office space located at 209 Perry Parkway, Gaithersburg, Maryland 20877 for a term of twelve months.  The Company will pay base annual rent in the amount of $55,680.00, or $4,640.00 per month during the initial term of the Lease.  The Company intends that PBI Biotech Research Laboratories, Inc., a wholly-owned subsidiary of the Company, will occupy the space beginning on or about May 14, 2005.

The disclosure contained in this Item 1.01 represents a summary description of the Lease and is qualified in its entirety by reference to the full text of the Lease, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference in its entirety.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                Exhibits

Exhibit Number	Exhibit Description
10.1	Flex Space Office Lease dated May 5, 2005 by and between Saul Holdings Limited Partnership and Pressure BioSciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 11, 2005	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Flex Space Office Lease dated May 5, 2005 by and between Saul Holdings Limited Partnership and Pressure BioSciences, Inc.